Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE CHITTENDEN CORPORATION

STOCK INCENTIVE PLAN

Name of Grantee:
No. of Shares:
Grant Date:
Final Acceptance Date:

Pursuant to the Chittenden Corporation Stock Incentive Plan (the “Plan”) as amended through the date hereof, Chittenden Corporation (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $1.00 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Company a copy of this Award Agreement, and (ii) delivering to the Company a stock power endorsed in blank. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2. Restrictions and Conditions.

(a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) If the Grantee’s employment with the Company and its Subsidiaries is terminated by reason of permanent disability (as defined in Section 422(c) of the Internal Revenue Code) or death prior to vesting of shares of Restricted Stock granted herein, shares of Restricted Stock granted herein shall thereafter vest to the extent such Restricted Stock would have become vested during the one year period following the date of the Grantee’s termination.

If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason other than permanent disability or death prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.

In the event of a Change in Control (as defined within the Chittenden Corporation Stock Incentive Plan [as amended and restated as of February 16, 2005]) any restriction or deferral limitation applicable to any restricted stock shall lapse and such shares and awards shall be deemed fully vested.

3. Vesting of Restricted Stock. [The restrictions and conditions in Paragraph 2 of this Agreement shall lapse only to the extent the performance targets are attained, as more fully described in Exhibit A hereto./The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date

( %)

( %)

( %)

( %)

( %)

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Committee may at any time accelerate the vesting schedule specified in this Paragraph 3.]

4. Dividends. Dividends on Shares of Restricted Stock shall be paid to the Grantee.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 5(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company.

9. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

CHITTENDEN CORPORATION

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

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